Exhibit 10.1

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PROMISSORY NOTE

Principal $272,713.00	Loan Date 04-29-2020	Maturity 04-29-2022	Loan No 213149	Call / Coll	Account	Officer JSTIP	Initials

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower: GreenBox POS 8880 Rio San Diego Dr. #102 San Deigo, CA 92108	Lender: Preferred Bank San Fernando Valley Regional Office 18321 Ventura Blvd., Suite 100 Tarzana, CA 91356

Principal Amount: $272,713.00	Interest Rate: 1.000%	Date of Note: April 29, 2020

BORROWER ACKNOWLEDGES THIS AGREEMENT IS ENTERED INTO AS A RESULT OF BORROWER'S COVID-19. HARDSHIP REQUEST.

PROMISE TO PAY. GreenBox POS ("Borrower") promises to pay to Preferred Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Hundred Seventy-two Thousand Seven Hundred Thirteen & 00/100 Dollars ($272,713.00), together with interest on the unpaid principal balance from April 29, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000%, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in one principal payment of $272,713.00 plus interest on April 29, 2022. This payment due on April 29, 2022, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning November 29, 2020, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any unpaid collection costs. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

BORROWER ACKNOWLEDGES THAT ALL DEFERRED INTEREST ACCRUED DURING THE PAYMENT DEFERRAL PERIOD WILL BE BILLED UNDER LOAN NO. 213149-1 AND WILL BE DUE AND PAYALBE ON THE MATURITY DATE OF THE LOAN STATED HEREIN (Initial Here  BE  ).

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the interest rate over the number of days in a year (365 for all years, including leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $200.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Preferred Bank, 9350 Flair Dr. Suite 425 EL MONTE, CA 91731.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by 8.000 percentage points.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party

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PROMISSORY NOTE

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of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

WHEN FEDERAL LAW APPLIES. When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notices, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

DISBURSEMENT INSTRUCTIONS. Borrower instructs Lender to disburse all loan proceeds to Borrower’s Deposit Account No.                  maintained with Lender.

By signing below, Borrower, on behalf of itself and each person named in the SBA Paycheck Protection Program Application Form (“Application”), represents to Lender that all information, representations and certifications stated in the Application are true and correct, including payroll and other information submitted to Lender. Borrower further certifies that it is adversely affected by the COVID-19 pandemic, and that it will use the fund solely for the purposes prescribed by the SBA for this loan program. Borrower agrees to indemnify and hold Lender harmless if any information, representation or certification stated in the Application or herein is not true and correct, or if Borrower’s request or claim for loan forgiveness is declined or otherwise rejected by the SBA.

This Loan is being made under the SBA program entitled “Paycheck Protection Program” (the “Program”), which was developed under the Coronavirus Aid, Relief, and Economic Security Act (the “Act”). This Loan will be afforded any and all forgiveness benefits afforded by the Program, including, without limitation, the forgiveness that is afforded under Section 1106 of the Act, which provides, among other things, for forgiveness of up to the full principal amount of this Loan. Lender agrees to process the forgiveness in a timely manner as necessary and appropriate in a manner consistent with the Program and the Act prior to the Maturity Date, and to the extent forgiven, Borrower shall have no obligation to make payments under this Loan.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

COLLATERAL. This loan is unsecured.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

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PROMISSORY NOTE

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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

GREENBOX POS

By:   /s/ Ben Errez

Ben Errez, President of GreenBox POS

LaserPro, Ver. 19.4.10.036 Copr. Finastra USA Corporation 1997, 2020. All Rights Reserved. - CA L:\NOTE\CFI\LPL\D20.FC TR-6050 PR-13